Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Arrive Technology Inc. (formerly Dronedek Corporation) of our report dated September 15, 2023, relating to our audit of the financial statements, which appears in the Annual Report of Arrive Technology Inc. (formerly Dronedek Corporation) for the year ended December 31, 2022.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc.
Assurance Dimensions
Margate, FL

January 29, 2024